Exhibit 99.1

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3564

pr@overstock.com

Investor Contact:

Mark Harden, Overstock.com, Inc.

+1 (801) 947-5409

ir@overstock.com

Overstock.com Announces Rights Offering Final Subscription Price

Blockchain shares to trade on  platform

SALT LAKE CITY — Dec. 7, 2016 - Overstock.com, Inc. (NASDAQ: OSTK) announced today that the final subscription price for its rights offering of Series A Preferred Shares (‘Series A”) and Series B Preferred Shares (“Series B”) will be equal to the previously-announced maximum subscription price of $15.68 per share. As described in the prospectus supplement for the rights offering, the subscription price was set as 95% of the volume-weighted average trading price of the common stock for the five days ending on and including December 6, 2016, rounded to the nearest $0.01, but not more than $15.68. The volume-weighted trading price for that period was $16.97; 95% of which is $16.12. As a result, rights holders who validly exercised rights in the offering will acquire their shares for $15.68 per share, which is approximately a 9.4% discount to the closing price of the common stock on December 6, 2016 of $17.30.

The subscription period for the rights offering expired in accordance with its terms on December 6, 2016. Subject to the matters described in the prospectus supplement, the closing of the rights offering is expected to occur on December 15, 2016. Overstock expects to be able to fill all validly-submitted subscriptions, including subscriptions utilizing the over-subscription privilege, without prorating any subscriptions. Overstock will announce the final results of the rights offering after the closing occurs, and the subscription agent will notify rights holders of the number of shares, if any, allocated to each, as promptly as may be practicable after completion of the allocation process. The Series A shares will trade as digital shares on Overstock subsidiary t0.com’s trading platform. The Series B shares will be traditional shares which are expected to trade in the over the counter market.

The rights offering is being made pursuant to Overstock’s effective shelf registration statement on Form S-3 (Reg. No. 333-203607) on file with the Securities and Exchange Commission (the “SEC”) and the related prospectus supplement filed with the SEC on Nov. 14, 2016.

About Overstock.com

Overstock.com, Inc. (NASDAQ:OSTK) is an online retailer based in Salt Lake City, Utah that sells a broad range of products at low prices, including furniture, rugs, bedding, electronics, clothing, and jewelry. Additional stores within Overstock include Worldstock.com, dedicated to selling artisan-crafted products to help developing nations around the world and Main Street Revolution, supporting small-scale entrepreneurs in the U.S. by providing them with a national customer base. Other community-focused initiatives include Farmers Market and pet adoptions.  Forbes ranked Overstock in its list of the Top 100 Most Trustworthy Companies in 2014. Overstock sells internationally under the name O.co and regularly posts information about the company and other related matters under Investor Relations on its website.

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O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, Worldstock and OVillage are registered trademarks of Overstock.com, Inc.  O.biz and Space Shift are also trademarks of Overstock.com, Inc.  Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

About Source Capital Group, Inc.

Source Capital Group, Inc. was founded in 1992 as a boutique investment banking firm specializing in small to medium-sized transactions, and continues to focus its investment banking activities in those segments of the market. Source Capital has grown to include businesses in general securities, emerging market securities, distressed and high yield debt securities, investment management, mortgages and business lending. Source Capital’s mission is to provide excellent service and independent, unbiased and tailor-made advice. Source Capital is registered as a broker-dealer with the SEC and in 50 states, the District of Columbia and Puerto Rico, and is a member of the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. These forward-looking statements are inherently difficult to predict. Actual results, including all matters relating to the rights offering and all matters relating to our future financial results, could differ materially for a variety of reasons. Information about factors that could potentially affect our financial results is included in our Form 10-Q for the quarter ended June 30, 2016 which we filed with the SEC on August 4, 2016. These and our other subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

SOURCE Overstock.com, Inc.

Overstock.com, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the applicable prospectus supplement for any securities offered pursuant to the registration statement, and other documents that Overstock.com, Inc. has filed or files in the future with the SEC for more complete information about Overstock.com, Inc. and the offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Overstock.com, Inc. will arrange to send you the prospectus if you request it by calling 1-801-947-5409.